EXHIBIT 16

[H&B Logo Appears Here]                                   Harlan & Boettger, LLP
                                                    Certified Public Accountants


                                                             James C. Harlan III
                                                             William C. Boettger
                                                             P. Robert Wilkinson
                                                              Marshall J. Varano


April 20, 2000



Office of Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We were the previous principal accountants for Beach Couch, Inc. (Registrant). On March 4, 1999, we reported on the financial statements of Beach Couch, Inc. as of and for the year ended December 31, 1998.

On March 1, 2000, we notified the Company that we would no longer be serving as Beach Couch, Inc.'s principal accountant. There have been no disagreements con-cerning accounting principals or disclosures. We have read item 4 of the Registrant's Form 8-K and agree with the content.

Very truly yours,


/s/ HARLAN & BOETTGER
------------------------
Harlan & Boettger, LLP

cc:  Beach Couch, Inc.



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